Exhibit 99.2

Optium to Present at Needham Growth Conference

Chalfont, PA, December 29, 2006 (Prime Newswire) - Optium Corporation (NASDAQ: OPTM), a supplier of high-performance optical subsystems, today announced that Eitan Gertel, President and Chief Executive Officer, will speak at The Ninth Annual Needham and Company Growth Conference on January 12, 2007, at the New York Palace Hotel in New York City. The presentation is scheduled to begin at 11:30 a.m. Eastern Time.

A live webcast of the presentation will be available on the Company’s Investor Relations homepage, which can be directly accessed at www.optium.com.  An audio replay of the presentation will be available approximately twenty minutes after the live webcast.

About Optium Corporation

Optium designs, manufactures and sells a suite of high-performance optical subsystems, including transceivers and transmitters, for use in telecommunications and cable TV network systems. Quoted on the NASDAQ Global Market under the symbol “OPTM,” Optium is headquartered in Chalfont, PA and has other offices in Sydney, Australia. For more information, visit www.optium.com.

Contact:
Veronica Rosa
Investor & Media Relations
267-308-0361
vrosa@optium.com